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MAXCO, INC. AND SUBSIDIARIES
EXHIBIT 22 - SUBSIDIARIES OF MAXCO, INC.





                          SUBSIDIARIES OF MAXCO, INC.


                                                                  State of
                                                                  Incorporation

    Akemi, Inc.                                                   Michigan
    CMC, Inc.                                                     Michigan
    Ersco of Michigan, Inc.                                       Michigan
    FinishMaster, Inc.                                            Michigan
    GUM, Inc. (formerly Ultra-Mag Industries, Inc.) (Inactive)    Michigan
    JDS Koating, Inc. (Inactive)                                  Michigan
    Pacer Tool and Mold, Inc.                                     Michigan
    Pak-Sak Industries, Inc.                                      Michigan
    Superior Re-Bar Installation, Inc. (Inactive)                 Michigan
    T.H.&P. Corporation (formerly Planet Corporation) (Inactive)  Michigan
    Wisconsin Wire & Steel, Inc.                                  Wisconsin
    Wright Plastic Products, Inc.                                 Michigan